Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE

VIA EDGAR

July 26, 2022

Victory Portfolios II

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

Post-Effective Amendment No. 94 – File Nos.: 333-181176; 811-22696

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 94 to the Registration Statement on Form N-1A of Victory Portfolios II (File No. 333-181176).

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.